EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report of Advanced BioEnergy, LLC (the “Company”) on Form 10-QSB for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1)	The Report complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 14, 2008

/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chief Executive Officer

/s/ Dean C. Reder
Dean C. Reder
Director of Finance & Compliance